UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 15, 2007

Date of Report (Date of earliest event reported)

SPECTRE TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	98-0458087
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 110, 174 Wilson Street, Victoria BC	V9A 7N7
(Address of principal executive offices)	(Zip Code)

(250) 294-0101
Issuer's telephone number (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01.

Enter into a Material Definitive Agreement

On April 19, 2006, Spectre Technology Corporation (the “Company”) reported, as required under Item 3.02 of Current Report on Form 8-K, information relating to the unregistered sale of its equity securities.  The Company hereby amended such Form 8-K in its entirety as follows.

On April 15, 2007, the Company entered into a binding Non-U.S. Share Private Placement and Subscription Agreement (the “Agreement”) with Andorra Banc Agricol Reig, SA (the “Subscriber”) whereby it sold 7,980,000 shares of its common stock, par value $.0001 (the “Common Stock”), for an aggregate purchase price of $3,999,000 with a per share purchase price of the Common Stock was $0.50 (the “Financing”).

In connection with the placement of this Common Stock, the Company paid a placement fee of $99,975 to each of Hans Kist, a resident of Switzerland and Hakan Wandeback, a resident of Luxemburg and an additional placement fee of $199,950 and 1,600,000 restricted shares of Common Stock to Francisco Portijello Hoyos, a resident of the United Kingdom.

The securities sold in this transaction have not been registered under the Securities Act of 1933, as amended (the “Act”) and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act.  No offers or sales were made to United States residents and the Subscriber and the placement agents qualify under Rule 902 of Regulation S under the Act as non-U.S. subscriber.

The foregoing description is qualified in its entirety by the agreements and the other instruments relating to the documents attached to this Current Report on Form 8-K.

ITEM 3.02.

Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K/A is hereby incorporated by reference into this Item 3.02.

ITEM 8.01.

Other Events

On April 24, 2007, Spectre Technology Corporation (the “Company”) publicly disseminated a press release, related to the Financing. The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.

ITEM 9.01.

Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

10.1	Non-US Share Private Placement Subscription Agreement with Andorra Banc Agricol Reig, SA
99.1	Press Release dated April 15, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRE TECHNOLOGY CORP

Date: April 24, 2007	By:	/s/ Alain Ghiai
President

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